AMENDMENT AND JOINDER AGREEMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the ___ day of ________, 2015, by and between each investment company set out on Exhibit A attached hereto on behalf of its series specified on Exhibit A (each such investment company and series a “Fund”) and BNY MELLON INVESTMENT SERVICING (US) INC. (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and Destra Investment Trust entered into a Fund Administration and Accounting Agreement dated as of November 1, 2010, as amended to date, (the “Agreement”).

B.	A Joinder Agreement was entered into March 25, 2011 for the purpose of adding certain Funds to the Agreement.

C.	The parties desire to amend the Agreement and add DESTRA WOLVERINE ASSET SUBSIDIARY to the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.
The parties to the Agreement and DESTRA WOLVERINE ASSET SUBSIDIARY each hereby join in and become a party to the Agreement and, except for BNY Mellon, shall constitute a “Trust” under the Agreement and be referred to collectively as the “Trusts”.  BNY Mellon hereby consents to such joinder.

3.	Miscellaneous.

(a)
Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)
The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

DESTRA WOLVERINE ASSET SUBSIDIARY
On its own behalf and on behalf of its Series identified on Schedule II attached to the Agreement

By:________________________________
Name: _____________________________
Title: ______________________________

DESTRA INVESTMENT TRUST
On its own behalf and on behalf of its Series identified on Exhibit A attached to the Agreement

By:________________________________
Name: _____________________________
Title: ______________________________

DESTRA INVESTMENT TRUST II
On its own behalf and on behalf of its Series identified on Exhibit A attached to the Agreement

By:________________________________
Name: _____________________________
Title: ______________________________

BNY MELLON INVESTMENT SERVICING (US) INC.

By:________________________________
Name: _____________________________
Title: ______________________________

EXHIBIT A
(Amended and Restated as of __________, 2015)

Trust                                                    Series
Destra Investment Trust
Destra Dividend Total Return Fund
Destra Wolverine Alternative Opportunities Fund

Destra Investment Trust II
                                                              Destra Focused Equity Fund
                                                              Destra Preferred and Income Securities Fund

Destra Wolverine Asset Subsidiary*

* The noted investment vehicle is not a registered investment company under the Investment Company Act of 1940 (each a “non-RIC”). If a term or provision of the Agreement is inapplicable to a non-RIC or its shares because it (i) applies to a regulatory provision or scheme not applicable to non-RICs, (ii) applies to a structural feature either not present in a non-RIC or not applicable to a non-RIC’s shares, or (iii) is unambiguously not applicable to a non-RIC based on its context, then such term or provision of the Agreement shall not apply to such non-RIC or its shares.